Exhibit 10.20

AMENDMENT NO. 1
TO
STOCK PURCHASE AGREEMENT
BY AND AMONG
UNIFY CORPORATION,
ACUITREK, INC.
AND
DANIEL ROMINE AND CARRIE ROMINE

          This Amendment No. 1 (the “Amendment”) to Stock Purchase Agreement dated as of February 2, 2005 (the “Agreement”) is made as of November 20, 2006 by and among Unify Corporation (“Unify” or the “Company”), Acuitrek, Inc. (“Acuitrek”) and Daniel Romine and Carrie Romine (each a “Seller” and collectively the “Sellers”).  Capitalized terms not otherwise defined shall have the meaning set forth in the Agreement.  Unify, Sellers and Acuitrek are collectively referred to herein as the “Parties”.

RECITALS

          A.          On February 2, 2005, the Parties entered into the Agreement pursuant to which Unify acquired all of the outstanding shares (the “Shares”) of capital stock of Acuitrek from the Sellers.

          B.          Pursuant to Article II of the Agreement, at the Closing, Unify to paid to Sellers the amount of $455,000 (consisting of $205,000 in cash and $250,0000 in Unify common stock) for the Shares.  In addition, under the Agreement Unify agreed to pay to Daniel Romine, as compensation for services, an additional $1,100,000 in “Retention Earn-Out Payments”, subject to certain conditions including the continued employment of Daniel Romine with Unify.  As of the date hereof, Unify has paid to the Sellers a total of $366,666 in Earn-Out Payments pursuant to the Agreement.

          C.          The allocation of consideration in the Agreement as between consideration for the Shares and the Earn-Out Payments was arrived at among the Parties on the understanding that Acuitrek and the related insurance risk management business of Unify (the “Business”) would continue to be held by Unify for at least the three (3) year period for the Earn-Out Payments.

          D.          On September 13, 2006, Unify entered into an agreement (the “Sale Agreement”) to sell, subject to certain conditions, Acuitrek and the “Business” (the “Sale”).  Pursuant to the Sale Agreement, at the time of the closing of the Sale, Daniel Romine will voluntarily resign as an employee of Unify.

          E.          The timing of the Sale is inconsistent with the understanding of the Parties that was the basis for allocation of consideration under the Agreement as between consideration for the Shares and consideration for the Earn-Out Payments.  Due to that inconsistency, the Parties desire, pursuant to Section 9.3 of the Agreement, to amend the terms of the Agreement as provided in this Amendment No. 1.

NOW, THEREFORE, the Parties agree as follows:

AGREEMENT

1.

Effect of Amendment.  This Amendment, which has been duly executed and delivered by each of the Parties, will, to the extent set forth herein, amend the terms of the Agreement.  Unless explicitly amended by this Amendment, the terms and conditions of the Agreement remain in full force and effect.

2.

Amendment of Earn-Out Payments.  At a closing of the Sale pursuant to the Sale Agreement and subject to Daniel Romine’s voluntary resignation as an employee of Unify, as set forth in Section 4 below, Sections 2.4 and 2.5 of the Agreement shall be deleted in their entireties and replaced with the following:

“If prior to the end of the three (3) year period commencing on the Closing Date, there is any sale by Purchaser of Acuitrek and the related insurance business of Purchaser, Unify shall pay to the Sellers as additional consideration for the Shares $733,334 which shall be paid as follows:

	a)	On or before the fifth calendar day after the closing date of the Sale, Unify shall pay to Sellers $366,667 in cash.
	b)	On or before August 3, 2007, Unify shall pay to Sellers $183,334 in cash.
c)

On or before November 2, 2007, Unify shall pay to Sellers $183,333 in cash.  Unify reserves the right, at its sole discretion, to satisfy this obligation in whole or in part by issuing to Sellers fully registered shares of Purchaser’s Common Stock of equal value pursuant to Section 2.6 of the Agreement, except the ninety (90) day weighted average closing price period shall be changed to be a thirty (30) day weighted average closing price period.

3.

Tax Treatment of Payments.  Any payments made by Unify to Sellers pursuant to Section 2 hereof shall be treated by all parties for U.S. Federal and state income tax purposes as additional payments by Unify for the Shares and not as compensation to Daniel Romine.  The parties hereto shall, simultaneously with the execution and delivery of this Amendment, execute and deliver a Tax Indemnity Agreement in substantially the form attached hereto as Exhibit A.

4.

Resignation by Daniel Romine.  As a condition to and effective upon a closing of the Sale pursuant to the Sale Agreement, Daniel Romine will resign from his employment with Unify and execute and deliver to Unify a Resignation Agreement in substantially the form attached hereto as Exhibit B.

          IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 as of the date set forth above.

UNIFY CORPORATION

By:	/s/ Todd E. Wille	/s/ Daniel Romine

Name:	Todd E. Wille	DANIEL ROMINE
Title:	President and CEO

ACUITREK, INC.

By:	/s/ Daniel Romine	/s/ Carrie Romine

Name:	Daniel Romine	CARRIE ROMINE
Title:	President

EXHIBIT A
FORM of TAX INDEMNITY AGREEMENT

EXHIBIT B
FORM of RESIGNATION AGREEMENT